Exhibit 10.1

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 8, 2023, by and among Paya Holdings Inc., a Delaware corporation (the “Company”), Nuvei Corporation, a corporation incorporated pursuant to the laws of Canada (“Parent”), and GTCR-Ultra Holdings, LLC (the “Stockholder”), a stockholder of the Company. Each of the Company, Parent and the Stockholder are sometimes referred to herein as a “Party.”

WITNESSETH:

WHEREAS, the Company, Parent and Pinnacle Merger Sub, Inc., a Delaware corporation (“Merger Sub”) have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, among other things, (i) Merger Sub will commence a cash tender offer (as it may be amended from time to time as permitted under the Merger Agreement, the “Offer”) to purchase any and all of the shares of the common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding and, (ii) following the completion of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of that number of Shares set forth on the signature page of this Agreement; provided that, without limiting the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the “beneficial owner” of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of 60 days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); and

WHEREAS, as a condition and inducement to the willingness of the Company and Parent to enter into the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement and tender all of the Shares as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) the Effective Time, (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the Per Share Price or changes the form of consideration thereof to be paid in respect of the Shares, (iv) a Company Board Recommendation Change, or (v) the mutual written consent of the Company, Stockholder, Parent and Merger Sub.

(b) “Permitted Encumbrance” shall mean (i) any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right (“Encumbrance”) arising (A) hereunder and (B) under generally applicable securities laws; and (ii) any right, agreement, understanding or arrangement which represents a financial interest in cash received upon sale of the Shares and not an Encumbrance upon the Shares prior to such sale.

(c) “Shares” shall mean (i) all shares of capital stock of the Company (including the Company Common Stock) beneficially owned by the Stockholder as of the date hereof and (ii) all additional shares of capital stock of the Company (including the Company Common Stock) which the Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Date (including by way of exercise of any convertible or derivative security, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(d) A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells (including any short sale), pledges, Encumbers, hypothecates, assigns, exchanges, grants an option with respect to (or otherwise enters into any derivative or hedging arrangement with respect to), transfers, tenders, gifts or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such Share or any interest in or right to such Share, (ii) deposits any Share into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

2. Transfer Restrictions. The Stockholder agrees that from the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause, consent to or commit to the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) transferring Shares to Affiliates, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement, (ii) transferring Shares to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder, (iii) in connection with the tender of Shares in the Offer as provided hereunder and under the Merger Agreement or (iv) with Parent’s prior written consent (not to be unreasonably delayed, conditioned or withheld) (such exceptions set forth in sections (i), (ii), (iii) and (iv), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer or a Permitted Encumbrance), or purported Transfer (other than a Permitted Transfer or a Permitted Encumbrance), of Shares in breach or violation of this Agreement shall be void and of no force or effect. For the avoidance of doubt, any purchase or repurchase by the Stockholder of equity interests in the Company or in the Stockholder pursuant to the Organizational Documents of such Person or otherwise shall not constitute a Transfer for purposes of this Agreement.

3. Agreement to Tender. Subject to the terms of this Agreement, the Stockholder agrees to validly tender or cause to be tendered in the Offer all of the Shares pursuant to and in accordance with the terms of the Offer, free and clear of any Liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever (including on title, transfer or exercise of any rights of the Stockholder) in respect of such Shares, except for Permitted Encumbrances as provided hereunder. Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than 10 Business Days after the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of the Offer (or, in the case of any Shares acquired after such time, as promptly as practicable after the acquisition of such Shares (but in no event later than the then-scheduled expiration of the Offer)), the Stockholder shall (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) a Certificate (or effective affidavits of loss in lieu thereof) representing such Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of an Uncertificated Share, and/or (iii) all other documents or instruments required to be delivered by stockholders of the Company pursuant to the terms of the Offer or (b) instruct the Stockholder’s broker or such other Person that is the holder of record of any Shares beneficially owned by the Stockholder to tender such Shares pursuant to and in accordance with clause (a) of this Section 3 and the terms of the Offer. The Stockholder agrees that, once any of the Shares are tendered, the Stockholder will not withdraw any of such Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 13. Prior to the Expiration Date, the Stockholder shall not tender (or permit the tender of) the Shares into any exchange or tender offer commenced by a third party other than Parent or Merger Sub. The Stockholder shall notify Parent as promptly as practicable (and in any event within 48 hours after receipt) in writing of the number of any additional shares of Company Common Stock of which the Stockholder acquires beneficial or record ownership on or after the date hereof. If the Offer is terminated or withdrawn by Merger Sub or the Merger Agreement is terminated prior to the purchase of the Shares in the Offer, Parent and Merger Sub shall promptly return, and shall instruct any depository or paying agent, acting on behalf of Parent and Merger Sub, to promptly return all tendered Shares to the Stockholder.

4. Agreement to Vote Shares.

(a) From the date hereof until the Expiration Date, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder (in the Stockholder’s capacity as such) agrees to (x) appear at each such meeting or otherwise cause all such Shares to be counted as present thereat for purpose of determining a quorum, and (y) be present (in person or by proxy) and, unconditionally and irrevocably, vote, or to direct the holder of record on any applicable record date to vote, all Shares to the fullest extent that such Shares are entitled to vote, or act by written consent:

(i) in favor of the adoption of the Merger Agreement, and in favor of any other matters expressly contemplated by the Merger Agreement and necessary for the consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement;

(ii) against any (A) Acquisition Proposal, other than the Merger, (B) Contract that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation of the Stockholder contained in this Agreement or (2) result in any of the conditions set forth in Article VII or Annex I of the Merger Agreement not being satisfied on or before the Termination Date, or (C) replacement of existing directors comprising, or appointment of new directors to, the Company Board (except as expressly permitted by Parent); and

(iii) against any amendment to the Company’s certificate of incorporation or bylaws or other corporate action, Contract or transaction the consummation of which would, or would reasonably be expected, to impede, hinder, interfere with, prevent, delay or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement or that is intended, or would reasonably be expected, to facilitate an Acquisition Proposal, including (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger), and (B) any sale, lease, license or transfer of a material amount of assets of the Company or any reorganization, recapitalization, liquidation or winding up of the Company. Until the earlier of (A) the Expiration Date and (B) the acceptance of the Shares for purchase in the Offer, the Stockholder shall retain at all times the right to vote the Shares in its sole discretion and without any other limitation on any matters other than those set forth in clauses (i) and (ii) above and this clause (iii), that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 4.

(c) The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

5. No Solicitation. From the date hereof until the Expiration Date, the Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, (a) continue any solicitation, inducement, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal (other than the Merger) as of the date of the Merger Agreement; (b) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (including by approving any transaction, or approving any Person becoming an “Interested Stockholder,” for purposes of Article 9 of the Charter); (c) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent, Merger Sub or any Representative of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to or expectation to or that would reasonably be expected to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of an Acquisition Proposal or any inquiries, proposal or offer that could reasonably be expected to lead to, an Acquisition Proposal; (d) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers or other efforts that could reasonably be expected to lead to an Acquisition Proposal), in each case, other than solely informing such Persons of the existence of the provisions contained in this Section 5; (e) approve, endorse or recommend an Acquisition Proposal (other than the Merger); (f) enter into or negotiate any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, option agreement, share exchange agreement, expense reimbursement agreement, joint venture agreement, other Contract or other similar instrument with respect to an Acquisition Proposal or that could reasonably be expected to lead to, an Acquisition Proposal, other than, in each case, an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3 of the Merger Agreement; or (g) authorize or commit to do any of the foregoing; in each case, except to the extent that at such time the Company or its Representatives is expressly permitted to take any such action pursuant to Section 5.3 of the Merger Agreement.

6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof and as of the Offer Acceptance Time as follows:

(a) Power; Organization; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(b) No Conflicts. Other than the filing of an amendment to the Stockholder’s Schedule 13D and any related exhibits and disclosures, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, including any voting agreement or voting trust, (ii) violate any Law or order applicable to the Stockholder or (iii) violate the constituent or organizational document of the Stockholder, except, in the case of each of clauses (i) through (iii), as would not prevent or materially delay the Stockholder from performing its obligations under this Agreement.

(c) Ownership of Shares. The Stockholder (i) is the sole beneficial owner of the shares of capital stock of the Company set forth on the signature page of this Agreement, all of which are free and clear of any Lien (except any Lien arising under securities laws or arising hereunder or any Permitted Encumbrance) and (ii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company or any Subsidiary thereof and has no interest in or voting rights with respect to any securities of the Company or any Subsidiary thereof other than as set forth on the signature page of this Agreement.

(d) Voting and Disposition Power. The Stockholder has sole and full voting power, sole and full power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

(f) Reliance by Parent. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand each of this Agreement, the Merger Agreement and the other transaction documents in its entirety and have had it fully explained to them by counsel, that it is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officers (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress and undue influence.

(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any Shares) that would reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

7. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub represents and warrants to the Stockholder that:

(a) Power; Organization; Binding Agreement. Parent has full power and authority to execute and deliver this Agreement, to perform the Parent’s obligations hereunder and to consummate the transactions contemplated hereby. Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder and the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

(b) Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its respective obligations hereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby will not, (i) violate any Law applicable to Parent or Merger Sub, (ii) except as may be required by applicable securities law, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on any of its assets or properties pursuant to, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Parent or Merger Sub or any applicable Law, or (iii) violate any provision of Parent’s or Merger Sub’s respective organizational documents.

8. Disclosures.

(a) The Stockholder shall permit and hereby authorizes the Company and Parent to disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and/or Parent, as applicable, reasonably determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related the Offer or the Merger, in each case the Stockholder’s identity and ownership of Shares, the existence and contents of this Agreement, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent or the Company reasonably determines, in consultation with such Stockholder, is required to be disclosed by Law, and the Stockholder acknowledges that Parent may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. The Stockholder agrees to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent shall, and shall cause the Company to, provide the Stockholder with advance notice and an opportunity to review any such publication, and will consider in good faith any reasonable comments made by the Stockholder.

(b) Prior to the Closing, the Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company (such consent not to be unreasonably delayed, conditioned or withheld), except as may be required by applicable Law (provided, that other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement or the nature of the commitments, arrangements and understandings under this Agreement, reasonable notice of any such disclosure will be provided to Parent and the Company).

9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

10. Further Assurances. Subject to the terms and conditions of this Agreement, upon the reasonable request of the Parent, the Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

11. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares). The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.

12. Termination of Certain Contracts. The Stockholder, the Company and Parent acknowledge and agree that the Early Termination Payment (as defined in the Tax Receivable Agreement) pursuant to the Tax Receivable Agreement shall be an amount equal to $19,520,607.90, that such amount is not subject to change and that such amount shall be paid by the Company on or prior to the Effective Time. The Stockholder, on behalf of itself and on behalf of each of its Affiliates, agrees to enter into an agreement with the Company to terminate each of the following Contracts effective as of immediately prior to the Offer Acceptance Time, with no continuing liability or obligation of the Company, the Stockholder or any of their Affiliates to any other Person, and the Stockholder agrees to enter into an agreement with the Company to waive and release, on behalf of itself and each of its Affiliates, any and all rights and other claims relating thereto, except, in the case of the following clause (b), for the obligation to pay the Early Termination Payment (as defined in the Tax Receivable Agreement) in an amount equal to $19,520,607.90, which the parties acknowledge and agree is the amount payable pursuant to the terms of the Tax Receivable Agreement: (a) that certain Registration Rights Agreement, dated as of October 16, 2020, among FinTech Acquisition Corp. III Parent Corp., a Delaware corporation, and each other Person listed on the signature pages thereto and (b) the Tax Receivable Agreement.

13. Termination. This Agreement, and all rights and obligations of the Parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any Party from liability, or otherwise limit the liability of any Party, for any willful breach of this Agreement prior to such termination. This Section 13 and Sections 1 and 14 (as applicable) shall survive any termination of this Agreement.

14. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided, that Parent may assign this Agreement to any of its Affiliates in connection with the consummation of the Transactions (provided, that (a) such assignment shall not impede or delay the consummation of the Transactions or otherwise impede the rights of the Stockholder hereunder and (b) no such assignment or pledge shall relieve Parent of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 14(b) is null and void.

(c) Amendments; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement and the Merger Agreement, this Agreement may be amended by the Parties at any time prior to the Offer Acceptance Time by execution of an instrument in writing signed on behalf of each of Parent and the Stockholder.

(d) Remedies.

(i) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii) Specific Performance. The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (C) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Stockholder nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder, on the one hand, or Parent, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Stockholder or Parent pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail, by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(i) if to Parent or the Company, at the address set forth in Section 9.2 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 9.2 of the Merger Agreement at the address set forth therein); and

(ii) if to the Stockholder, at the address set forth on its signature page hereto.

(f) Extension; Waiver. At any time and from time to time prior to the Offer Acceptance Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Parties with any of the agreements or conditions contained herein applicable to such Party. Any agreement on the part of the Parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision hereunder or prior or subsequent breach or default.

(g) No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(h) Governing Law. This Agreement, all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of Parent or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(i) Submission to Jurisdiction. Each of the Parties (1) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 14(e) or in such other manner as may be permitted by applicable Law, and nothing in this Section 14(i) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (2) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Agreement; (3) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (4) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (5) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (6) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of Parent and the Stockholder agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(j) Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(k) Interpretation.

(i) When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated.

(ii) When used herein, (1) the words “hereof,” “herein,” “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (2) the words “include,” “includes” and “including” shall have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation.”

(iii) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(iv) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(v) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(vi) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(vii) When reference is made to any Party, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person; provided, that nothing contained in this Section 14(k)(vii) is intended to authorize any assignment or transfer not otherwise expressly permitted by this Agreement.

(viii) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(ix) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(x) References to any agreement or Contract are to that agreement or Contract as amended, modified, extended, renewed or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(xi) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(xii) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1).

(xiii) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(l) Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees and expenses whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated.

(m) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other amendment, will be disregarded in determining a Party’s intent or the effectiveness of such signature.

(n) No Agreement Until Executed. Irrespective of negotiations between the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by each Party.

15. No Exercise of Appraisal Rights. The Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Shares that may arise in connection with the Offer or the Merger.

16. Actions. The Stockholder hereby agrees not to commence or affirmatively participate in any claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that the foregoing shall not limit, restrict or prohibit the Stockholder from claiming or asserting any defenses or counter-claims in connection with any Legal Proceeding arising out of or in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

17. No Limitation. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable. Without limiting Parent’s and Merger Sub’s rights under the Merger Agreement, nothing in this Agreement shall be construed to prohibit the Stockholder or any of the Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action (or failure to act) in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Acquisition Proposal in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

18. 2020 Merger Agreement. Following the Closing, Parent shall, and shall cause the Company to, comply with Section 9.11 of that certain Agreement and Plan of Merger, dated as of August 3, 2020, by and among the Stockholder, GTCR Ultra-Holdings II, LLC, a Delaware limited liability company, FinTech Acquisition Corp. III Parent Corp., a Delaware corporation, FinTech III Merger Sub Corp., a Delaware corporation, FinTech Acquisition Corp. III, a Delaware corporation, GTCR/Ultra Blocker, Inc., a Delaware corporation and GTCR Fund XI/C LP, a Delaware limited partnership, and not take any action to amend, modify, contravene or terminate such provision.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

NUVEI CORPORATION

By:	/s/ David Schwartz
Name: David Schwartz
Title: Chief Financial Officer

[Signature Page to Tender and Support Agreement]

PAYA HOLDINGS INC.

By:	/s/ Jeffrey Hack
Name: Jeffrey Hack
Title: Chief Executive Officer

[Signature Page to Tender and Support Agreement]

STOCKHOLDER

GTCR-ULTRA HOLDINGS, LLC

/s/ Aaron Cohen
Name: Aaron Cohen
Title: Vice President and Secretary

Shares beneficially owned as of the date hereof:

45,234,022 shares of Company Common Stock

GTCR-Ultra Holdings, LLC

c/o GTCR Management XI LLC

300 N. LaSalle

Street Suite 5600

Chicago, Illinois 60654

Attention: Jeffrey S. Wright

jeffrey.wright@gtcr.com

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Elizabeth Cooper

Katherine Krause

Email: ecooper@stblaw.com

katherine.krause@stblaw.com;

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Sanford E. Perl, P.C.

Mark A. Fennell, P.C.

Sarkis Jebejian, P.C.

Rachael G. Coffey, P.C.

Email: sanford.perl@kirkland.com

mark.fennell@kirkland.com

sarkis.jebejian@kirkland.com

rachael.coffey@kirkland.com

[Signature Page to Tender and Support Agreement]